As filed with the Securities and Exchange Commission on October 7, 2003

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VALERO L.P.
 (Exact name of Registrant as specified in its charter)

Delaware	74-2956831
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
One Valero Place
San Antonio, Texas	78212
(Address of Principal Executive Offices)	(Zip Code)

Valero GP, LLC 2003 Employee Unit Incentive Plan
(Full title of the plan)

Curtis V. Anastasio President and Chief Executive Officer Valero GP, LLC One Valero Place San Antonio, Texas 78212 (210) 370-2000
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Common Units representing limited partner interests (1)	500,000	$43.33 (2)	$21,665,000 (2)	$1,753

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of Common Units or other interests that may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the employee benefit plan described herein.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on September 30, 2003.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.   Plan information

        Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information

        Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

        Valero L.P. (the "Partnership") incorporates by reference in this registration statement the following documents filed with the Securities and Exchange Commission:

        (1)         the annual report on Form 10-K for the year ended December 31, 2002;

        (2)        the quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2003 and June 30, 2003;

        (3)        the current reports on Form 8-K as filed on March 14, 2003, March 17, 2003, April 2, 2003 and August 6, 2003; and

        (4)        the description of our Common Units contained in our registration statement on Form 8-A, filed on March 30, 2001.

        All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (excluding any information furnished pursuant to Item 9 or Item 12 on any Current Report on Form 8-K) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the registration statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or the prospectus.

Item 4.   Description of Securities

        Not applicable.

Item 5.   Interests of Named Experts and Counsel

        None.

Item 6.   Indemnification of Directors and Officers

        The partnership agreement of Valero L.P. provides that the Partnership, will, to the fullest extent permitted by law, indemnify and advance expenses to its general partner, any Departing Partner (as defined therein), any person who is or was an affiliate of its general partner or any Departing Partner, any person who is or was an officer, director, employee, partner, agent or trustee of such general partner or any Departing Partner or any affiliate of such general partner or any Departing Partner, or any person who is or was serving at the request of such general partner or any affiliate of their general partner or any Departing Partner or any affiliate of any Departing Partner as an officer, director, employee, partner, agent or trustee of another person ("Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as general partner, Departing Partner or an affiliate of either, an officer, director, employee, partner, agent or trustee of the general partner, any Departing Partner or affiliate of either or a person serving at the request of the Partnership in another entity in a similar capacity, provided that in each case the Indemnitee acted in good faith and in a manner which such indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership. This indemnification would under certain circumstances include indemnification for liabilities under the Securities Act. In addition, each Indemnitee would automatically be entitled to the advancement of expenses in connection with the foregoing indemnification. Any indemnification under these provisions will be only out of the assets of the Partnership.

        Valero L.P. is authorized to purchase (or to reimburse its general partner for the costs of) insurance against liabilities asserted against and expenses incurred by the persons described in the paragraph above in connection with their activities, whether or not they would have the power to indemnify such person against such liabilities under the provisions described in the paragraph above. The Partnership's general partner has purchased insurance, the cost of which is reimbursed by the Partnership, covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

        The limited liability company agreement of Valero GP, LLC provides that Valero GP, LLC will, to the fullest extent permitted or required by the Delaware Limited Liability Company Act, indemnify and advance expenses to any person who is or was a director or an officer of Valero GP, LLC or is or was serving at the request of Valero GP, LLC as a director, officer, employee, or agent of another person (each a "Valero GP Indemnitee" against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Valero GP Indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, in which any Valero GP Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the person's status as a director, officer, employee or agent, provided that, except with respect to proceedings to enforce rights of indemnification, Valero GP, LLC will indemnify a Valero GP Indemnitee in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of Valero GP, LLC.

        Valero GP, LLC is authorized to purchase insurance against liabilities asserted against and expenses incurred by the persons described in the paragraph above in connection with their activities, whether or not it would have the power to indemnify such person against such liabilities under the provisions described in the paragraph above. Valero Energy Corporation has purchased insurance, the cost of which is reimbursed by the Partnership, covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of Valero GP, LLC or any of its direct or indirect subsidiaries.

Item 7.   Exemption from Registration Claimed

        Not applicable.

Item 8.   Exhibits

Exhibit Number	Description
+3.1	Amended and Restated Certificate of Limited Partnership of Valero L.P. (Exhibit 3.3 to Valero L.P.'s Annual Report on Form 10-K filed March 26, 2002).
+3.2	Third Amended and Restated Agreement of Limited Partnership of Valero L.P. (Exhibit 3.1 to Valero L.P.'s Quarterly Report on Form 10-Q filed May 9, 2003).
*5.1	Opinion with respect to legality of the securities.
*23.1	Consent of Ernst and Young L.L.P.
*23.2	Consent of Bradley C. Barron, Esq. (included as part of Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page of this registration statement).
*99.1	Valero GP, LLC 2003 Employee Unit Incentive Plan.

+  Incorporated by reference.
*  Filed herewith.

Item 9.   Undertakings

(a)        The undersigned registrant hereby undertakes:

        (1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii)        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on October 7, 2003.

VALERO L.P.
By: Riverwalk Logistics, L.P.
its general partner
By: Valero GP, LLC
its general partner
By: /s/ Curtis V. Anastasio
Name: Curtis V. Anastasio.
Title: President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven A. Blank and Bradley C. Barron, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William E. Greehey William E. Greehey	Chairman of the Board and Director	October 7, 2003
/s/ Curtis V. Anastasio Curtis V. Anastasio	President, Chief Executive Officer and Director (Principal Executive Officer)	October 7, 2003
/s/ Steven A. Blank Steven A. Blank	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	October 7, 2003
/s/ Clayton E. Killinger Clayton E. Killinger	Vice President and Controller (Principal Accounting Officer	October 7, 2003
/s/ William R. Klesse William R. Klesse	Director	October 7, 2003
/s/ Gregory C. King Gregory C. King	Director	October 7, 2003
/s/ H. Frederick Christie H. Frederick Christie	Director	October 7, 2003
/s/ Rodman D. Patton Rodman D. Patton	Director	October 7, 2003
/s/ Robert A. Profusek Robert A. Profusek	Director	October 7, 2003

Each person above holds his respective position at Valero GP, LLC (the general partner of Riverwalk Logistics, L.P., the general partner of Valero L.P.).

EXHIBIT INDEX

Exhibit Number	Description
+3.1	Amended and Restated Certificate of Limited Partnership of Valero L.P. (Exhibit 3.3 to Valero L.P.'s Annual Report on Form 10-K filed March 26, 2002).
+3.2	Third Amended and Restated Agreement of Limited Partnership of Valero L.P. (Exhibit 3.1 to Valero L.P.'s Quarterly Report on Form 10-Q filed May 9, 2003).
*5.1	Opinion with respect to legality of the securities.
*23.1	Consent of Ernst and Young L.L.P.
*23.2	Consent of Bradley C. Barron, Esq. (included as part of Exhibit 5.1).
*24.1	Power of Attorney (included on the signature page of this registration statement).
*99.1	Valero GP, LLC 2003 Employee Unit Incentive Plan.

+  Incorporated by reference.
*  Filed herewith.